Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

CONVERTIBLE NOTE
(Non-Revolving Line of Credit)

Borrower: Celsius Holdings, Inc., a Nevada corporation, authorized to do business in Florida as Celsius Products Holdings, Inc.
Borrower Address: 140 NE 4th Avenue, Suite C, Delray Beach, Florida 33483
Closing Date: September 8, 2009
Maturity Date: September 8, 2012
Principal Amount: $6,500,000

FOR VALUE RECEIVED, CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as Celsius Products Holdings, Inc. (hereinafter the “Borrower”), promises to pay to the order of CDS VENTURES OF SOUTH FLORIDA, LLC, a Florida limited liability company, its successors or assigns (hereinafter the “Lender”) at  3299 N. W. 2nd Avenue, Boca Raton, FL 33431 or such other place as Lender may from time to time designate in writing, the principal sum of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($6,500,000.00) or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of the Loan and Security Agreement of even date herewith between the Borrower, CELSIUS, INC., a Nevada corporation, authorized to do business in Florida, as CELSIUS PRODUCTS, INC., and Lender (the "Loan Agreement") plus interest on the unpaid principal balance the variable rate equal to three hundred (300) basis points over the one (1) month LIBOR (the “Note Rate”).  Interest shall be calculated on the principal balance, which from time to time is outstanding, on the basis of a three hundred sixty (360) day year, based on the actual number of days elapsed in each month.

Commencing on September 8, 2010 and continuing each three (3)-month period hereafter, Borrower shall make payments of all accrued but unpaid interest only on the unpaid principal amount at the Note Rate. On September 8, 2012 (the “Maturity Date”), all outstanding and unpaid principal, all accrued and unpaid interest thereon and other charges or fees which are then due and owing from Borrower to Lender shall be immediately due and payable.

Subject to the terms and conditions of this Note, Lender shall advance funds to Borrower pursuant to the terms of such Loan Agreement up to a maximum principal sum equal to the face amount of this Note.

ARTICLE 1

DEFINITIONS

SECTION 1.1 Definitions.  The terms defined in this Article whenever used in this Note have the following respective meanings:

(i) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(ii) “Bankruptcy Code” means the United States Bankruptcy Code of 1986, as amended (11 U.S.C. §§ 101 et. seq.).

(iii) “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

(iv) “Capital Shares” means the Common Stock and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Borrower.

(v) “Closing Date” means the closing date set forth in the first paragraph of this Note.

(vi) “Common Shares” or “Common Stock” means shares of the Borrower’s Common Stock.

(vii) “Common Stock Issued at Conversion”, when used with reference to the securities deliverable upon conversion of this Note, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which this Note hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

(viii) “Conversion” or “conversion” means the repayment by the Borrower of the Principal Amount of this Note (and, to the extent the Lender elects as permitted by Section 3.1, accrued and unpaid interest thereon) by the delivery of Common Stock on the terms provided in Section 3.2, and “convert,” “converted,” “convertible” and like words shall have a corresponding meaning.

(ix) “Conversion Date” means any day on which all or any portion of the Principal Amount of this Note is converted in accordance with the provisions hereof.

(x) “Conversion Notice” means a written notice of conversion substantially in the form annexed hereto as Exhibit A.

(xi) “Conversion Price” on any date of determination means the applicable price for the conversion of this Note into Common Shares on such day as set forth in Section 3.1.

(xii) “Current Market Price” on any date of determination means the closing price of a Common Share on such day as reported in the “pink sheets” through the Interdealer Trading Quotation System; provided, if such security is not traded on the over the counter market via the pink sheets, then the closing price on the NASDAQ OTCBB Exchange; provided further, that, if such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

(xiii) “Note” or “Notes” means this Convertible Note of the Borrower or such other convertible Note(s) exchanged therefor as provided in Section 2.1.

(xiv) Reserved.

(xv) “Event of Default” has the meaning set forth in Section 6.1.

(xvi) “LIBOR” means the London Interbank Offered Rate published as of the first business day of each month in the “Money Rates” section of The Wall Street Journal, or if no such rate is published in The Wall Street Journal, then the nearest comparable published rate, as determined by the Lender.

(xvii) “Market Price” means the average of the ten daily VWAPs for the 10 Trading Days immediately preceding the date on which a Conversion Notice is received.

(xviii) “Maturity Date” means the maturity date set forth in the first paragraph of this Note.

(xix) “Maximum Rate” has the meaning set forth in Section 6.4

(xx) “Note Rate” means hundred (300) basis points over the one (1) month LIBOR.

(xxi) “Outstanding” when used with reference to Common Shares or Capital Shares (collectively, “Shares”) means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Borrower or any Subsidiary of the Borrower shall not be deemed “Outstanding” for purposes hereof.

(xxii) “Person” means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

(xxiii) “Principal Amount” means, for any date of calculation, the principal sum set forth in the first paragraph of this Note (but only such principal amount as to which the Lender has (a) actually advanced to Borrower pursuant to the Loan Agreement, and (b) not theretofore furnished a Conversion Notice in compliance with Section 3.2).

(xxiv) Reserved.

(xxv) “SEC” means the United States Securities and Exchange Commission.

(xxvi) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

(xxvii) Reserved.

(xxviii) “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Borrower.

(xxix) “Trading Day” means any day on which (i) purchases and sales of securities on the principal national security exchange or quotation system on which the Common Shares are traded are reported thereon, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, (ii) at least one bid for the trading of Common Shares is reported and (iii) no material suspension or limitation of trading of the Common Shares.

(xxx) “VWAP” means the volume weighted average price of the Common Stock for a Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company.  If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation (reasonably acceptable to the Holders of not less than two-thirds of the Shares then outstanding), and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

All references to “cash” or “$” herein means currency of the United States of America.

ARTICLE 2

EXCHANGES, TRANSFER AND REPAYMENT

SECTION 2.1 Registration of Transfer of the Note. This Note, when presented for registration of transfer, shall (if so required by the Borrower) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Borrower duly executed, by the Lender duly authorized in writing.

SECTION 2.2 Loss, Theft, Destruction of Note.  Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Borrower shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid Principal Amount dated as of the date hereof (which shall accrue interest from the most recent Interest Payment Due Date on which an interest payment was made in full).  This Note shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

SECTION 2.3 Who Deemed Absolute Owner.  The Borrower may deem the Person in whose name this Note shall be registered upon the registry books of the Borrower to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the Principal Amount of this Note, for the conversion of this Note and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.  All such payments and such conversions shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion or conversions so made.

SECTION 2.4 Repayment.  Prior to September 1, 2011, Borrower may not repay in cash any principal amount due under this Note. Thereafter, Borrower is permitted to repay in cash any principal amount due with a 10 days prior notice. On September 8, 2012 (the “Maturity Date”), all outstanding and unpaid principal, all accrued and unpaid interest thereon and other charges or fees which are then due and owing from Borrower to Lender shall be immediately due and payable.

SECTION 2.5 Extension.  Thereafter, annual extensions to the Maturity Date shall be available to the Borrower upon Lender’s sole discretion,  provided: (i) no Event of Default (as such term is defined herein and in the Loan Agreement) exists under the Loan and there exists no fact or circumstance that with notice, the lapse of time or both would constitute an Event of Default under the Loan, (ii) Borrower requests same in writing at least thirty (30) days prior to the then-existing Maturity Date, and (iii) in Lender’s sole determination, no material adverse change has occurred in the Borrower or the collateral for the Loan.

ARTICLE 3

CONVERSION OF NOTE

SECTION 3.1 Conversion; Conversion Price; Valuation Event.

At the option of the Lender, this Note may be converted, either in whole or in part, up to the full Principal Amount hereof into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time and from time to time on any Business Day, subject to compliance with Section 3.2. The number of Common Shares into which this Note may be converted is equal to the dollar amount of the Note being converted divided by the Conversion Price. The “Conversion Price” shall be: (A) from the Closing Date through and including December 31, 2011, equal to the lesser of (i) $.40 per share, or (ii) the Market Price; or (B) after December 31, 2011 the greater of  (i) $.40 per share, or (ii) the Market Price, as appropriately adjusted for in either case stock splits, stock dividends and similar events; provided that, the conversion price shall never be less than $0.10 (ten cents) regardless of the Market Price on the conversion date.

SECTION 3.2 Exercise of Conversion Privilege.

       (a)           Conversion of this Note may be exercised on any Business Day by the Lender by telecopying an executed and completed Conversion Notice to the Borrower.  Each date on which a Conversion Notice is telecopied to the Borrower in accordance with the provisions of this Section 3.2 shall constitute a Conversion Date.  The Borrower shall convert this Note and issue the Common Stock Issued at Conversion in the manner provided below in this Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Lender, effective as of the Conversion Date at the time specified in the Conversion Notice.  The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five (5) Business Days after the Borrower’s receipt of such Conversion Notice, the Borrower shall (i) issue the Common Stock Issued at Conversion in accordance with the provisions of this Article 3 and (ii) cause to be mailed for delivery by overnight courier (x) a certificate or certificate(s) representing the number of Common Shares to which the Lender is entitled by virtue of such conversion and (y) cash, as provided in Section 3.3, in respect of any fraction of a Common Share deliverable upon such conversion.  Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates, and at such time the rights of the Lender of this Note, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.  The Conversion Notice shall constitute a contract between the Lender and the Borrower, whereby the Lender shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), to surrender this Note and to release the Borrower from all liability thereon (except if and to the extent that any Principal Amount thereof remains unconverted).  No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Lender.

      (b)   The Lender shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code.  In the event the Borrower is a debtor under the Bankruptcy Code, the Borrower hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the Lender’s conversion privilege.  The Borrower hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of this Note.  The Borrower agrees, without cost or expense to the Lender, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

SECTION 3.3 Fractional Shares.  No fractional Common Shares or scrip representing fractional Common Shares shall be delivered upon a conversion of this Note.  Instead of any fractional Common Shares which otherwise would be delivered upon conversion of this Note, the Borrower shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Current Market Price on the Conversion Date.  No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Lender.

SECTION 3.4 Adjustments.  The Conversion Price and the number of shares deliverable upon conversion of this Note are subject to adjustment from time to time as follows:

(i) Reclassification, Etc.  In case the Borrower shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Borrower is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Borrower), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Borrower is disposed of (each, a “Fundamental Corporate Change”) and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”) are to be received by or distributed to the holders of Common Stock of the Borrower, then the Lender of this Note shall have the right thereafter (A) receive the number of shares of common stock of the successor or acquiring corporation or of the Borrower, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which the outstanding portion of this Note may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or (B) require the Borrower, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, execute and deliver to the Lender a Note with substantial identical rights, privileges, powers, restrictions and other terms as this Note in an amount equal to the amount outstanding under this Note immediately prior to such Fundamental Corporate Change.  For purposes hereof, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions shall similarly apply to successive Fundamental Corporate Changes.

SECTION 3.5 Surrender of Notes.  Upon any redemption of this Note pursuant to Sections 3.2, or 6.2, or upon maturity pursuant to Section 2.4, the Lender shall either deliver this Note by hand to the Borrower at its principal executive offices or surrender the same to the Borrower at such address by nationally recognized overnight courier.  Payment of the redemption price or the amount due on maturity specified in Section 2.4, shall be made by the Borrower to the Lender against receipt of this Note (as provided in this Section 3.5) by wire transfer of immediately available funds to such account(s) as the Lender shall specify by written notice to the Borrower.

If payment of such redemption price is not made in full by the redemption date, or the amount due on maturity is not paid in full by the Maturity Date, the Lender shall again have the right to convert this Note as provided in Article 3 hereof or to declare an Event of Default.

ARTICLE 4

STATUS; RESTRICTIONS ON TRANSFER

SECTION 4.1 Status of Note.  This Note constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally.

SECTION 4.2 Restrictions on Transfer.  This Note has not been registered under the Securities Act.  The Lender by accepting this Note agrees that this Note may not be assigned or otherwise transferred unless and until the Borrower has received the opinion of counsel for the Lender that this Note or such shares may be sold pursuant to an exemption from registration under the Securities Act. Pursuant to a registration rights agreement of even date herewith (the “Registration Rights Agreement”), the Borrower shall file and maintain an effective registration statement for the Common Shares deliverable upon the conversion of this Note. Until such registration statement is declared effective by the SEC, the Common Shares deliverable upon the conversion of this Note may not be assigned or otherwise transferred unless and until the Borrower has received the opinion of counsel for the Lender that such Common Shares may be sold: (i) pursuant to an exemption from registration under the Securities Act; or (ii) pursuant to Rule 144 promulgated by the SEC under the Securities Act.

ARTICLE 5

COVENANTS

SECTION 5.1 Conversion.  The Borrower shall cause the transfer agent, not later than five (5) Business Days after the Borrower’s receipt of a Conversion Notice, to issue and deliver to the Lender the requisite shares of Common Stock Issued at Conversion.

SECTION 5.2 Notice of Default.  If any one or more events occur which constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, the Borrower shall forthwith give notice to the Lender, specifying the nature and status of the Event of Default or such other event(s), as the case may be.

SECTION 5.3 Payment of Obligations.  So long as this Note shall be outstanding, the Borrower shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

SECTION 5.4 Compliance with Laws.  So long as this Note shall be outstanding, the Borrower shall comply with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries.

SECTION 5.5 Inspection of Property, Books and Records.  So long as this Note shall be outstanding, the Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Lender at the Lender’s expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Borrower, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.6 Reservation of Stock Issuable Upon Conversion.  The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval to file an amendment to the charter of the Borrower.

ARTICLE 6

EVENTS OF DEFAULT; REMEDIES

SECTION 6.1 Events of Default.  “Event of Default” wherever used herein means any one of the following events:

(i) the Borrower shall default in the payment of principal of or interest on this Note as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for five (5) Business Days after the date such interest payment was due, or the Borrower shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under this Note or the Loan Agreement and such default shall continue for a period of ten (10) Business Days after the delivery to the Borrower of written notice that the Borrower is in default hereunder or thereunder;

(ii) any of the representations, warranties, or covenants made by the Borrower herein, in the Loan Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Borrower in connection with the execution and delivery of this Note or the Loan Agreement shall be false or misleading in a material respect on the Closing Date;

SECTION 6.2 Acceleration of Maturity; Rescission and Annulment.  If an Event of Default occurs and is continuing, then and in every such case the Lender may, in Lender’s sole and absolute discretion, by a notice in writing to the Borrower, rescind any outstanding Conversion Notice and declare that any or all amounts owing or otherwise outstanding under this Note are immediately due and payable and upon any such declaration this Note or such portion thereof, as applicable, shall become immediately due and payable in cash, together with all accrued and unpaid interest thereon to the date of payment.

SECTION 6.3 Late Payment Penalty.  If any portion of the principal of or interest on this Note shall not be paid within five (5) days of when it is due Lender may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

SECTION 6.4 Maximum Interest Rate.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Lender in accordance with any applicable law (the “Maximum Rate”), the rate of interest applicable to this Note shall be limited to the Maximum Rate.  To the greatest extent permitted under applicable law, the Borrower hereby waives and agrees not to allege or claim that any provisions of this Note could give rise to or result in any actual or potential violation of any applicable usury laws.

SECTION 6.5 Remedies Not Waived.  No course of dealing between the Borrower and the Lender or any delay in exercising any rights hereunder shall operate as a waiver by the Lender.

ARTICLE 7

MISCELLANEOUS

SECTION 7.1 Notice of Certain Events.  In the case of the occurrence of any event described in Section 3.4 of this Note, the Borrower shall cause to be mailed to the Lender of this Note at its last address as it appears in the Borrower’s security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days’ notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of (y) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

SECTION 7.2 Register.  The Borrower shall keep at its principal office a register in which the Borrower shall provide for the registration of this Note.  Upon any transfer of this Note in accordance with Articles 2 and 4 hereof, the Borrower shall register such transfer on the Note register.

SECTION 7.3 Withholding.  To the extent required by applicable law, the Borrower may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Borrower from any payments made pursuant to this Note.

SECTION 7.4 Transmittal of Notices.  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

(1)	If to the Borrower, to:

Celsius Holdings, Inc.
140 NE 4th Avenue, Suite C
Delray Beach, Florida 33483
Telephone: 561-276-2239
Facsimile: 561-276-2268

(2)	If to the Lender, to:

CDS Ventures of South Florida, LLC
3299 N.W. 2nd Avenue
Boca Raton, FL 33431
Telephone:  561-278-1169
Facsimile:   561-278-6930

Each of the Lender or the Borrower may change the foregoing address by notice given pursuant to this Section 7.4.

SECTION 7.5 Attorneys’ Fees.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Note, or any judgment based on this Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

SECTION 7.6 Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Florida (without giving effect to conflicts of laws principles).  With respect to any suit, action or proceedings relating to this Note, the Borrower and Lender irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida sitting in Palm Beach County and hereby waive, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Subject to applicable law, the Borrower agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Note shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

SECTION 7.7  Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND OTHER DOCUMENTS.  EACH PARTY HERETO (I) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

SECTION 7.8  Headings.  The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

SECTION 7.9  Payment Dates.  Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

SECTION 7.10  Binding Effect.  Each Lender by accepting this Note agrees to be bound by and comply with the terms and provisions of this Note.

SECTION 7.11 No Stockholder Rights.  Except as otherwise provided herein, this Note shall not entitle the Lender to any of the rights of a stockholder of the Borrower, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Borrower, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

SECTION 7.12  Facsimile Execution.  Facsimile execution of this Note shall be deemed original.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be signed by its duly authorized officer on the date of this Note.

Celsius Holdings, Inc., a Nevada corporation, authorized to do business in Florida as Celsius Products Holdings, Inc.
By:	/s/Jeffrey Perlman
Name: Jeffrey Perlman
Title: Vice President